SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 18, 2003

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 6.    RESIGNATION OF REGISTRANT’S DIRECTORS.

On July 17, 2003, L. McCarthy Downs, III submitted his resignation as a director of the Company. Mr. Downs has served as a director of the Company since 2000. Mr. Downs served as a member of the Audit, Compensation, Nominating and Strategic Planning Committees of the Company’s Board of Directors. The Company is actively searching for a replacement.

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D. President and Chief Executive Officer

Dated: July 18, 2003